Affirmative Insurance Holdings, Inc.
Affirmative Management Services, Inc.
Affirmative Services, Inc.
Affirmative Services Retail, Inc.
Affirmative Property Holdings, Inc.
Affirmative Underwriting Services, Inc.
American Agencies General Agency, Inc.
Affirmative Insurance Services, Inc.
Affirmative Insurance Services of South Carolina, Inc.
American Agencies Investments, Inc.
American Agencies Insurance Services of Louisiana, Inc.
A-Affordable Managing General Agency, Inc.
Space Coast Holdings, Inc.
Harbor Insurance Managers of Pennsylvania, Inc.
Space Coast Underwriters Insurance Agency, Inc.
Affirmative Insurance Group, Inc.
Affirmative Insurance Company
Insura Property and Casualty Insurance Company
Affirmative Retail, Inc.
A-Affordable Insurance Agency, Inc.
Driver’s Choice Insurance Agencies, Inc.
Driver’s Choice Insurance Services, LLC
Fed USA Retail, Inc.
Instant Auto Insurance Agency of Arizona, Inc.
Instant Auto Insurance Agency of Colorado, Inc.
Instant Auto Insurance Agency of Indiana, Inc.
Instant Auto Insurance Agency of New Mexico, Inc.
InsureOne Independent Insurance Agency, LLC
Yellow Key Insurance Agency, Inc.
Affirmative Franchising Group, Inc.
Affirmative Franchises, Inc.
Fed USA Franchising, Inc.
Affirmative Alternative Distribution, Inc.
Affirmative Insurance Holdings Statutory Trust I
Affirmative Insurance Holdings Statutory Trust II